Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS REPORTS FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

AND PROVIDES CORPORATE UPDATE

Conference call scheduled for 8:00 a.m. EST today

WALTHAM, Mass., (March 4, 2020) AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today reported unaudited consolidated financial results for the fourth quarter and full year ended December 31, 2019. Total revenues for the full year of 2019 totaled $327.8 million, including revenue of $167.9 million from Feraheme® (ferumoxytol injection), revenue of $122.1 million from Makena® (hydroxyprogesterone caproate injection), and revenue of $21.4 million from Intrarosa® (prasterone). The company reported an operating loss of $445.5 million and an adjusted EBITDA loss of $65.0 million in 2019.1

“Our financial results reported today reflect the successes and challenges of 2019. While we achieved record revenue for Feraheme and gained our third FDA approval in two years, we faced some challenges, namely the readout of the PROLONG study and the October Advisory Committee for Makena,” said William Heiden, AMAG’s president and chief executive officer. “We acknowledged the Makena challenges in our recently-completed strategic review, resulting in our decision to divest Intrarosa and Vyleesi®. We believe this decision will position the company well to focus on the continuing development of ciraparantag and AMAG-423, drive continued growth of Feraheme, and continue our work to retain patient access to Makena. Preparing for the future, the board of directors has initiated a search for my successor to lead the company on the next leg of the AMAG journey, serving shareholders and patients with unmet medical needs.”

FINANCIAL RESULTS FOR THE PERIODS ENDED DECEMBER 31

Fourth Quarter Financial Results

	Three Months Ended December 31,
($M)	2019	2018
Revenues	$89.7	$88.1
Feraheme	41.7	35.2
Makena	25.6	46.9
Intrarosa	6.5	5.9
Other product revenue	(0.4)	0.1
Collaboration revenue	16.3	—
Costs and expenses	$283.6	$106.9
Cost of product sales	43.3	28.7
Research and development	16.5	12.2
Selling, general and administrative expenses	68.8	66.0
Impairment of assets	155.0	—
Operating loss	$(193.9)	$(18.8)
Adjusted EBITDA[1]	$(5.8)	$1.5

____________________________

1 See summaries of GAAP to non-GAAP adjustments at conclusion of this press release.

Revenues

During the fourth quarter ended December 31, 2019 revenue totaled $89.7 million, compared with $88.1 million for the same period in 2018.

•	In the fourth quarter of 2019 sales of Feraheme totaled $41.7 million, compared with $35.2 million in the same period in 2018, sales of Makena totaled $25.6 million, compared with $46.9 million in the same period in 2018, and sales of Intrarosa totaled $6.5 million, compared with $5.9 million in the same period in 2018.
•	Included in revenue for the fourth quarter of 2019 was $16.3 million of collaboration revenue recognized in connection with a termination and settlement agreement entered into with Daiichi Sankyo, Inc. (DSI) related to a clinical trial collaboration agreement that AMAG acquired as part of the Perosphere acquisition. Under the terms of the settlement agreement with DSI, AMAG received $10.0 million in cash and recognized an additional $6.3 million of deferred revenue in December 2019.

Costs and Expenses

Costs and expenses in the fourth quarter ended December 31, 2019 totaled $283.6 million, compared with $107.0 million in the same period in 2018.

•	During the fourth quarter of 2019, the company identified indicators of impairment for the Makena subcutaneous auto-injector, Intrarosa and Vyleesi asset groups related to i) the unfavorable FDA Advisory Committee recommendation for Makena on October 29, 2019 and ii) the completion of a strategic review, which resulted in the company's intention to divest Intrarosa and Vyleesi. Total impairment charges of $155.0 million were recorded in a separate operating expense line in the fourth quarter of 2019.

Operating Loss and Adjusted EBITDA

•	The company reported an operating loss in the fourth quarter ended December 31, 2019 of $193.9 million, which included the $155.0 million of impairment charges discussed above, compared to an operating loss of $18.8 million for the same period last year.
•	The company reported an adjusted EBITDA loss of $5.8 million in the fourth quarter of 2019, compared with adjusted EBITDA of $1.5 million for the same period last year.[1]

Full Year Financial Results

	Twelve Months Ended December 31,
($M)	2019	2018
Revenues	$327.8	$474.0
Feraheme	167.9	135.0
Makena	122.1	322.3
Intrarosa	21.4	16.2
Other product revenue	(0.2)	0.4
Collaboration and other revenue	16.6	0.1
Costs and expenses	$773.3	$521.0
Cost of product sales	107.2	215.9
Research and development	64.9	44.8
Acquired in-process research and development	74.9	32.5
Selling, general and administrative expenses	286.6	227.8
Impairment of assets	232.3	—
Restructuring	7.4	—
Operating loss	$(445.5)	$(47.0)
Adjusted EBITDA[1]	$(65.0)	$120.8

Revenues

Revenues totaled $327.8 million in 2019, compared with $474.0 million in 2018.

•	Feraheme achieved record revenue of $167.9 million in 2019, an increase of 24% over 2018, and market share of 17.7%. The overall IV iron market grew 12.0% in 2019 from 2018.
•	Makena revenues totaled $122.1 million in 2019, compared with $322.3 million in 2018. This decrease was primarily due to a decrease in sales of the Makena intramuscular (IM) product caused by IM supply disruptions and generic competition, which resulted in the company ultimately removing the IM product, including its authorized generic, from the market. Partially offsetting the decrease in Makena IM revenues was an increase in Makena subcutaneous auto-injector revenues.
•	Intrarosa revenues increased 32% to $21.4 million in 2019, compared with $16.2 million in 2018.

Costs and Expenses

Costs and expenses in 2019 totaled $773.3 million, compared with $521.0 million in 2018. This increase includes i) impairment charges of $232.3 million related to second quarter impairment charges of $77.4 million and the fourth quarter impairment charges described earlier, ii) a $74.9 million acquired in-process research and development charge related to the acquisition of Perosphere Pharmaceuticals, which closed in the first quarter of 2019, and iii) a restructuring charge of $7.4 million related to combining the Maternal Health and Women's Health sales forces in the first quarter of 2019.

•	Cost of product sales decreased $108.7 million year-over-year, primarily due to a decrease in amortization related to the Makena IM product that was fully impaired in the second quarter of 2019.
•	SG&A expenses increased $58.8 million to $286.6 million in 2019, compared with $227.8 million in 2018. SG&A expenses in 2018 included a reversal of $49.6 million related to a Makena sales milestone that the company determined was not likely to be paid. Excluding this expense reversal, SG&A increased by $9.2 million, which was primarily driven by the commercial launch of Vyleesi in September 2019.
•	Research and development expenses increased $20.0 million to $64.9 million in 2019, primarily related to the development costs for the ciraparantag and AMAG-423 programs.

Operating Loss and Adjusted EBITDA

•	The company reported an operating loss of $445.5 million in 2019, compared with an operating loss of $47.0 million in 2018.
•	The company reported an adjusted EBITDA loss of $65.0 million in 2019, compared with adjusted EBITDA of $120.8 million in 2018.[1]

Balance Sheet

•	As of December 31, 2019, the company’s cash and investments totaled $171.8 million.
•	As of December 31, 2019 long-term debt totaled $320.0 million (representing the principal amount outstanding of the 2022 convertible notes).

“Despite the challenges that the company faced throughout 2019, the growth in Feraheme revenues emerged as a bright spot for the year. Even with a soft fourth quarter for Makena, we managed our spend to achieve our adjusted EBITDA financial guidance for the year,” said Ted Myles, AMAG’s chief operating officer and chief financial officer. “For 2020, we have guided to a return to profitability based on revenues of $255 million at the midpoint. We believe that our capital allocation strategy, which includes the divestiture of Intrarosa and Vyleesi and associated expense reductions, positions us well to focus on our core value drivers. AMAG's unique portfolio combines the opportunity to generate positive cash flows from commercial products while advancing a potentially exciting pipeline of development products.”

2020 FINANCIAL GUIDANCE2

The company reaffirms the following financial guidance for 2020.

($M)	2020 Financial Guidance
Total revenue	$230 - $280
Operating income	$2 - $32
Non-GAAP adjusted EBITDA	$20 - $50

2 See reconciliation of 2020 GAAP to non-GAAP financial guidance at conclusion of this press release.

2020 KEY PRIORITIES

•	Complete successful CEO transition
•	Divest Intrarosa and Vyleesi to align with the new strategic direction
•	Drive continued Feraheme growth
•	Work with the FDA to maintain patient access to Makena
•	Advance ciraparantag and AMAG-423 development programs
•	Pursue ex-U.S. portfolio partnering opportunities
•	Meet or exceed financial guidance

CONFERENCE CALL AND WEBCAST ACCESS

AMAG Pharmaceuticals, Inc. will host a conference call and webcast today at 8:00 a.m. EST to discuss the company's fourth quarter and full year 2019 financial results.

DIAL-IN NUMBER

U.S./Canada Dial-in Number: (877) 412-6083

International Dial-in Number: (702) 495-1202

Conference ID: 5865557

Replay Dial-in Number: (855) 859-2056

Replay International Dial-in Number: (404) 537-3406

Conference ID: 5865557

A telephone replay will be available from approximately 11:00 a.m. ET on March 4, 2020 through midnight on March 11, 2020.

The webcast with slides will be accessible through the Investors section of AMAG’s website at www.amagpharma.com. A replay of the webcast will be archived on the website for 30 days.

USE OF NON-GAAP FINANCIAL MEASURES

AMAG has presented certain non-GAAP financial measures, including non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

ABOUT AMAG

AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging our development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, beliefs about the performance of AMAG’s commercially available products; beliefs regarding AMAG’s ability to drive continued Feraheme growth; expectations for ciraparantag and AMAG-423 studies, including development timelines; AMAG’s expectations regarding its ability to successfully divest Intrarosa and Vyleesi and the effect and amount of associated expense reductions; AMAG’s expectations regarding its ability to ensure continued patient access to Makena and the associated effect on cash flow; beliefs regarding AMAG’s ability to return to profitability; expectations that AMAG remains on track to return to positive adjusted EBITDA in 2020 and other 2020 financial guidance; plans to search for a successor to AMAG’s president and chief executive officer, and the ability to affect a smooth transition William Heiden and the ability to effect a successful transition; plans to pursue ex-U.S. portfolio partnering opportunities; 2020 financial guidance, including forecasted GAAP revenue and operating loss and non-GAAP adjusted EBITDA; and beliefs regarding AMAG's ability to optimize the value of its portfolio to maximize shareholder value are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, risks that the FDA will withdraw approval of Makena in line with the recommendation of the Advisory Committee; the FDA could take other adverse action related to Makena given the findings and recommendation of the Advisory Committee; AMAG may not be able to generate additional efficacy data that will be satisfactory to the FDA (if the FDA permits AMAG to submit additional data to support or as a condition to the continued commercialization of Makena); healthcare providers may be reluctant to continue to prescribe the Makena auto-injector or the FDA may require that the Makena label include information on the PROLONG study, restrictions to the current indication or the insertion of new warnings or precautions; AMAG is unable to generate sufficient cash to satisfy its debt obligations and could face challenges undertaking fundraising, restructuring or strategic transactions in order to meet these obligations, including under convertible notes due June 1, 2022; AMAG will be significantly dependent on sales of Feraheme to support its ongoing operations, including its development pipeline, and Feraheme could face increased competition in the near term, including as a result of the recent approval of Monoferric® or if Sandoz’s ANDA is approved; that AMAG will face difficulties or delays in appointing a chief executive officer to succeed Mr. Heiden or otherwise be unable to successfully transition to a new CEO; AMAG will not be able to divest Intrarosa or Vyleesi in the expected timeframe, or at all, or that any transaction will be on terms that are favorable to AMAG or that yield any value for its shareholders; that the anticipated benefits of such a divestiture, including anticipated expense reductions, will not be realized at expected levels, or at all; that AMAG may be unable to gain approval of its product candidates, including AMAG-423 and ciraparantag, on a timely basis, or at all; that such approvals, if obtained, will include unanticipated restrictions or warnings and that the costs and time investments for AMAG’s development efforts will be higher than anticipated, or that AMAG has over-estimated the market and potential revenues for its products and product candidates, if approved, including AMAG-423 and ciraparantag; that AMAG will be unable to successfully identify and enter into partnerships with out-licensees for its product candidates in ex-U.S. territories, which could delay the commercialization of those product candidates in certain geographies, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and subsequent filings with the SEC (including its upcoming Annual Report on Form 10-K for the year ended December 31, 2019), which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals®, the logo and designs, Feraheme® and Vyleesi ® are registered trademarks of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Intrarosa® is a registered trademark of Endoceutics, Inc. Other trademarks referred to in this report are the property of their respective owners.

- Tables Follow -

AMAG Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited, amounts in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Feraheme	$41,653	$35,204	$167,947	$135,001
Makena	25,601	46,888	122,064	322,265
Intrarosa	6,520	5,888	21,417	16,218
Other	(395)	67	(238)	368
Total product sales, net	73,379	88,047	311,190	473,852
Collaboration revenue	16,299	—	16,400	—
Other revenue	31	75	161	150
Total revenues	89,709	88,122	327,751	474,002
Costs and expenses:
Cost of product sales	43,322	28,716	107,193	215,892
Research and development expenses	16,476	12,211	64,853	44,846
Acquired in-process research and development	—	—	74,856	32,500
Selling, general and administrative expenses	68,873	66,030	286,600	227,810
Impairment of assets	154,978	—	232,336	—
Restructuring expenses	—	—	7,420	—
Total costs and expenses	283,649	106,957	773,258	521,048
Operating loss	(193,940)	(18,835)	(445,507)	(47,046)
Other income (expense):
Interest expense	(6,510)	(6,571)	(25,709)	(51,971)
Loss on debt extinguishment	—	—	—	(35,922)
Interest and dividend income	636	2,120	4,285	5,328
Other (expense) income	(134)	(10)	428	(74)
Total other expense, net	(6,008)	(4,461)	(20,996)	(82,639)
Loss from continuing operations before income taxes	(199,948)	(23,296)	(466,503)	(129,685)
Income tax (benefit) expense	(21)	(2,550)	(47)	39,654
Net loss from continuing operations	(199,927)	(20,746)	(466,456)	(169,339)

Discontinued operations:
Income from discontinued operations	—	—	—	18,873
Gain on sale of CBR business	—	(2,506)	—	87,076
Income tax expense	—	(975)	—	2,371
Net (loss) income from discontinued operations	—	(1,531)	—	103,578

Net loss	$(199,927)	$(22,277)	$(466,456)	$(65,761)

Basic and diluted earnings per share:
Loss from continuing operations	$(5.89)	$(0.60)	$(13.71)	$(4.92)
Income from discontinued operations	—	(0.04)	—	3.01
Total	$(5.89)	$(0.64)	$(13.71)	$(1.91)

Weighted average shares outstanding used to compute earnings per share (basic and diluted):	33,945	34,560	34,030	34,394

AMAG Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited, amounts in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$113,009	$253,256
Marketable securities	58,742	140,915
Accounts receivable, net	94,163	75,347
Inventories	31,553	26,691
Prepaid and other current assets	19,100	18,961
Note receivable	—	10,000
Total current assets	316,567	525,170
Property and equipment, net	4,116	7,521
Goodwill	422,513	422,513
Intangible assets, net	23,620	217,033
Operating lease right-of-use asset	23,286	—
Deferred tax assets	630	1,260
Restricted cash	495	495
Other long-term assets	—	1,467
Total assets	$791,227	$1,175,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,021	$14,487
Accrued expenses	177,079	129,537
Current portion of convertible notes, net	—	21,276
Current portion of operating lease liability	4,077	—
Current portion of acquisition-related contingent consideration	17	144
Total current liabilities	208,194	165,444
Long-term liabilities:
Convertible notes, net	277,034	261,933
Long-term operating lease liability	19,791	—
Long-term acquisition-related contingent consideration	—	215
Other long-term liabilities	89	1,212
Total liabilities	505,108	428,804

Commitments and Contingencies (Note P)
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01 per share, 117,500,000 shares authorized; 33,999,081 and 34,606,760 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	339	346
Additional paid-in capital	1,297,917	1,292,736
Accumulated other comprehensive loss	(3,239)	(3,985)
Accumulated deficit	(1,008,898)	(542,442)
Total stockholders’ equity	286,119	746,655
Total liabilities and stockholders’ equity	$791,227	$1,175,459

AMAG Pharmaceuticals, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, amounts in thousands, except for per share data)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(466,456)	$(65,761)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	27,324	172,223
Impairment of long-lived assets	232,336	—
Provision for bad debt expense	—	678
Amortization of premium/discount on purchased securities	(95)	87
Write-down of inventory	19,767	5,176
(Gain) loss on disposal of fixed assets	—	(99)
Non-cash equity-based compensation expense	19,198	19,916
Non-cash IPR&D expense	18,029	—
Loss on debt extinguishment	—	35,922
Amortization of debt discount and debt issuance costs	15,242	15,658
(Gain) loss on sale of marketable securities, net	(265)	(1)
Change in fair value of contingent consideration	(270)	(49,607)
Deferred income taxes	404	41,166
Non-cash lease expense	2,725	—
Gain on sale of the CBR business	—	(87,076)
Transaction costs	—	(14,111)
Changes in operating assets and liabilities:
Accounts receivable, net	(18,816)	16,995
Inventories	(19,253)	(454)
Prepaid and other current assets	(113)	(6,097)
Accounts payable and accrued expenses	52,747	(32,568)
Deferred revenues	(6,400)	8,658
Other assets and liabilities	(1,800)	95
Net cash (used in) provided by operating activities	(125,696)	60,800
Cash flows from investing activities:
Proceeds from sales or maturities of marketable securities	98,321	85,342
Purchases of marketable securities	(14,815)	(89,956)
Milestone payment for Vyleesi developed technology	(60,000)	—
Proceeds from the sale of the CBR business	—	519,303
Note receivable	—	(10,000)
Capital expenditures	(2,544)	(2,534)
Net cash provided by investing activities	20,962	502,155
Cash flows from financing activities:
Long-term debt principal payments	—	(475,000)
Payments to repurchase 2019 Convertible Notes	(21,417)	—
Payment of premium on debt extinguishment	—	(28,054)
Payment of contingent consideration	(72)	(119)
Payments for repurchases of common stock	(13,730)	—
Proceeds from the issuance of common stock under the ESPP	1,506	—
Proceeds from the exercise of common stock options	30	3,881
Payments of employee tax withholding related to equity-based compensation	(1,830)	(2,682)
Net cash used in financing activities	(35,513)	(501,974)
Net (decrease) increase in cash, cash equivalents and restricted cash	(140,247)	60,981
Cash, cash equivalents and restricted cash at beginning of the year	253,751	192,770
Cash, cash equivalents and restricted cash at end of the year	$113,504	$253,751

Supplemental data of cash flow information:
Cash (refunded) paid for taxes	$(202)	$5,345
Cash paid for interest	$10,667	$48,757
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$18,455	$—
Settlement of note receivable in connection with Perosphere acquisition	$10,000	$—

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

Three Months Ended December 31, 2019

(unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Asset impairment charges	Operating Loss / Adjusted EBITDA
GAAP	$89,709	$43,322	$16,476	$68,873	$154,978	$(193,940)
Depreciation and intangible asset amortization	—	(12,666)	(101)	(684)	—
Stock-based compensation	—	(245)	(793)	(3,779)	—
Charges related to impairment	—	(14,893)	—	—	(154,978)
Non-GAAP Adjusted	$89,709	$15,518	$15,582	$64,410	$—	$(5,801)

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

Three Months Ended December 31, 2018

(unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Operating Loss / Adjusted EBITDA
GAAP	$88,122	$28,716	$12,211	$66,030	$(18,835)
Depreciation and intangible asset amortization	—	(13,714)	(9)	(372)
Non-cash inventory step-up adjustments	—	(126)	—	—
Stock-based compensation	—	(215)	(637)	(4,465)
Adjustments to contingent consideration	—	—	—	432
Acquisition related costs	—	—	—	(1,257)
Non-GAAP Adjusted	$88,122	$14,661	$11,565	$60,368	$1,528

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

Twelve Months Ended December 31, 2019

(unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Asset impairment charges	Acquired IPR&D	Restructuring	Operating Loss / Adjusted EBITDA
GAAP	$327,751	$107,193	$64,853	$286,600	$232,336	$74,856	$7,420	$(445,507)
Depreciation and intangible asset amortization	—	(24,764)	(572)	(1,988)	—	—	—
Stock-based compensation	—	(871)	(2,844)	(14,818)	—	—	—
Acquired IPR&D	—	—	—	—	—	(74,856)	—
Charges related to impairment	—	(19,729)	—	—	(232,336)	—	—
Restructuring charges	—	—	—	—	—	—	(7,420)
Acquisition related costs	—	—	—	(270)	—	—	—
Non-GAAP Adjusted	$327,751	$61,829	$61,437	$269,524	$—	$—	$—	$(65,039)

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

Twelve Months Ended December 31, 2018

(unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Operating Loss / Adjusted EBITDA
GAAP	$474,002	$215,892	$44,846	$227,810	$32,500	$(47,046)
Depreciation and intangible asset amortization	—	(158,446)	(21)	(1,592)	—
Non-cash inventory step-up adjustments	—	(3,728)	—	—	—
Stock-based compensation	—	(802)	(2,533)	(16,614)	—
Adjustments to contingent consideration	—	—	—	49,607	—
Acquired IPR&D	—	—	—	—	(32,500)
Acquisition related costs	—	—	—	(1,257)	—
Non-GAAP Adjusted	$474,002	$52,916	$42,292	$257,954	$—	$120,840

AMAG Pharmaceuticals, Inc.

Reconciliation of 2019 Financial Guidance of Non-GAAP Adjusted EBITDA

(Unaudited, amounts in millions)

Operating income	$2 - $32
Depreciation	2
Stock-based compensation	16
Adjusted EBITDA	$20 - $50

AMAG Pharmaceuticals, Inc.

Share Count Reconciliation

(unaudited, amounts in millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
Weighted average basic shares outstanding	33.9		34.6		34.0		34.4
Employee equity incentive awards	—	[3]	—	[3]	—	[3]	—	[3]
GAAP diluted shares outstanding	33.9		34.6		34.0		34.4
Employee equity incentive awards	—	[4]	0.3	[4]	—	[4]	0.3	[4]
Non-GAAP diluted shares outstanding	33.9		34.9		34.0		34.7

3 Employee equity incentive awards would be anti-dilutive in this period.

4 Reflects the non-GAAP dilutive impact of employee equity incentive awards.

CONTACTS:

Investors:

Linda Lennox

908-627-3424

Media:

Sarah Connors

781-296-0722